Western Union Third Quarter 2012 Earnings Webcast & Conference Call October 30, 2012 Exhibit 99.2

Mike Salop Senior Vice President, Investor Relations

Safe Harbor 3 This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this presentation by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2011. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and financial market disruptions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; the pricing of our services and any pricing investments, and their impact on our customers and our financial results; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers and electronic and Internet providers; changes in, and failure to manage effectively exposure to, foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in immigration laws, interruptions in immigration patterns and other factors related to migrants; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the realization of anticipated financial benefits from these acquisitions; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; any material breach of security or safeguards of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; adverse rating actions by credit rating agencies; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; and changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: the failure by us, our agents or their subagents to comply with laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards; liabilities resulting from a failure of our agents or subagents to comply with laws and regulations; increased costs due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting our agents; liabilities and unanticipated developments resulting from governmental investigations and consent agreements with, or enforcement actions by, regulators, including those associated with compliance with, or a failure to comply with, the settlement agreement with the State of Arizona; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under and the actions of the Consumer Financial Protection Bureau; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

Hikmet Ersek President & Chief Executive Officer

Revenues increased 1%  Western Union branded C2C revenues increased slightly constant currency  Business Solutions pro forma revenues flat constant currency*  Electronic Channels revenue increased 25% 5 Third Quarter Overview Retail money transfer impacted by global economy, compliance changes, and competitive pressures *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

 Action plans to regain momentum  Enhancing value proposition in key corridors  Accelerating investment in fast growing digital channels  Improving productivity and optimizing the cost structure 6 Strategic Initiatives Goal is to gain customers and optimize long-term revenue and profitability

 Strong cash flow generation  A leader in growing global consumer money transfer market  Additional growth opportunities from Business Solutions, Stored Value, Ventures Capital Allocation  Dividend increased 25% to $0.50 per share annually  New $550 million share repurchase authorization; approximately $750 million available for repurchase through the end of 2013 7 Capital Allocation Balanced approach in returning funds to shareholders

Scott Scheirman Executive Vice President Chief Financial Officer & Global Operations

$1,083 $1,053 $294 $338 $34 $31 Q3 2011 Q3 2012 Transaction Fee Foreign Exchange Other Revenue 9 ($ in millions) $1,422 $1,411 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.  Consolidated revenue up 1% reported and 3% constant currency adjusted*  Pro forma revenue decreased 1% constant currency, including Travelex Global Business Payments (TGBP) in prior period*  Vigo and Orlandi Valuta brands negatively impacted revenue by approximately 2%  Foreign exchange revenue increased 15%  TGBP acquisition aided FX revenue

Consumer-to-Consumer 10  C2C 81% of Company revenue  C2C revenue decreased 4%, or 1% constant currency,* on flat transaction growth  Western Union branded constant currency revenue grew slightly on transaction growth of 3%  Total Q3 Western Union cross-border principal of $18 billion  Declined 7% on a reported basis  Declined 4% constant currency*  Principal per transaction  Declined 6% on a reported basis  Declined 3% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Consumer-to-Consumer 11 Regions Revenue Growth Currency Impact** Transaction Growth % of Total Revenue Europe and CIS -9% -5% -3% 22% North America -8% 0% -5% 20% Middle East and Africa 0% -3% 4% 15% Asia Pacific 1% -1% 2% 12% LACA 4% -3% -2% 9% westernunion.com 22% -4% 40% 3% Q3 2012 **Note: Currency impact included in revenue growth.

Electronic Channels & Prepaid Highlights  Account based money transfer  Revenue increased 32%  Agreements in place with nearly 110 banks globally  Westernunion.com  C2C revenue increased 22% (includes 4% negative impact from currency translation)  C2C transactions grew 40%  Prepaid  Revenue increased 9% 12 Electronic Channels Revenue Growth 25%

C2C Transaction and Revenue Growth 13 Q3 2012 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

C2B and B2B 14  Consumer-to-Business  C2B 10% of Company revenue  Revenue declined 5%, or 2% constant currency*  Business Solutions  Business Solutions 7% of Company revenue  Pro forma revenue flat on a constant currency* basis, including TGBP in the prior year period *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

15 Operating Margin 25.7% 25.7% 26.7% 26.4% GAAP Excluding Restructuring and TGBP Integration Expenses*  Operating margin excluding restructuring expense and TGBP integration expense declined 30 basis points* • Higher Business Solutions amortization, incremental compliance costs, and investments in IT and wu.com partially offset by currency, lower compensation costs, and Durbin • Operating margin* improved 110 basis points from Q2 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

16 C2C Operating Margin  Operating margin increased 40 basis points from prior year • Benefits from currency and lower compensation costs were partially offset by IT and other investments, and higher compliance costs 29.0% 29.4% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 27.0% 29.0% Q3 2011 Q3 2012

17 C2B Operating Margin  Operating margin increased  Improvement driven primarily by lower debit fees related to Durbin 21.0% 25.3% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 27.0% 29.0% Q3 2011 Q3 2012

18 Business Solutions Margin  Operating Loss  Operating loss of $7 million compared to an operating loss of $2 million in the prior year period  Includes $17 million of depreciation and amortization in current quarter, compared to $5 million in the prior year period  Includes $10 million of integration expenses in the current quarter (integration expenses include approximately $1 million that is also included in depreciation and amortization)

19 Financial Strength YTD September 2012 Cash Flow from Operations** $860 million Capital Expenditures $183 million Stock Repurchases $421 million Dividends Declared $182 million Cash Balance, Sept. 30, 2012 $1.4 billion Debt Outstanding, Sept. 30, 2012 $3.4 billion ** Note: Includes the impact of tax payments of approximately $90 million year-to-date relating to the agreement with the U.S. Internal Revenue Service announced December 15, 2011

2012 Outlook 20  Outlook updated to reflect lower second half revenue trends and impact of $30 million expenses related to new cost savings initiatives. These expenses negatively impacted the margin outlook by 0.5% and the EPS outlook by $0.04  Revenue  Constant currency revenue growth in the range of 4% to 5%*, including 4% benefit from a full year of TGBP, compared to previous outlook of 6% to 8%  GAAP revenue growth 2% lower than constant currency  Margins  GAAP operating margin of approximately 23.5%, compared to previous outlook approximately 24.5%  Operating margin excluding TGBP integration costs of approximately 24.5%*, compared to previous outlook of approximately 25.5%  EBITDA margin of approximately 29% excluding TGBP integration costs*, compared to previous outlook of approximately 30% *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

2012 Outlook 21  Tax Rate  Effective tax rate in a range of 14% to 15%, including the non-recurring benefit in the second quarter  Earnings per Share  GAAP EPS in a range of $1.60 to $1.63, compared to previous outlook of $1.68 to $1.72  EPS excluding TGBP integration expenses in a range of $1.65 to $1.68*, compared to previous outlook of $1.73 to $1.77  Cash Flow from Operations  GAAP cash flows from operations of approximately $1.1 billion, or $1.2 billion excluding estimated tax payments of approximately $90 million related to the IRS agreement announced December 15, 2011*  2013 Impact of Strategic Actions, Economic Environment  At this time, the Company believes 2013 constant currency revenues may decline slightly and GAAP operating income may decline 10% to 15% from 2012 levels, if economic conditions remain soft and all actions are implemented as contemplated *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Questions & Answers

Appendix Third Quarter 2012 Earnings Webcast & Conference Call October 30, 2012 23

Non-GAAP Measures 24 Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted, pro forma revenue change TGBP and constant currency adjusted, operating income margin excluding restructuring and TGBP integration expense, EBITDA margin excluding restructuring and TGBP integration expense, earnings per share restructuring and TGBP integration expense adjusted, Consumer-to-Consumer segment revenue change constant currency adjusted, Consumer-to-Consumer segment principal per transaction change constant currency adjusted, Consumer-to-Consumer segment cross-border principal change constant currency adjusted, Consumer-to-Business segment revenue change constant currency adjusted, Business Solutions segment pro forma revenue change TGBP and constant currency adjusted, Business Solutions segment EBITDA margin excluding TGBP integration expense, 2012 revenue change outlook constant currency adjusted, 2012 operating income margin outlook TGBP integration expense adjusted, 2012 EBITDA margin outlook TGBP integration expense adjusted, 2012 earnings per share outlook TGBP integration expense adjusted, and 2012 operating cash flow outlook IRS Agreement adjusted. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts, unless indicated otherwise. Amounts included below are in millions, unless indicated otherwise.

Reconciliation of Non-GAAP Measures

Consolidated Metrics	3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
Revenues, as reported (GAAP)	$ 1,410.8	$ 1,431.3	$ 5,491.4	$ 1,393.4	$ 1,425.1	$ 1,421.6	$ 4,240.1
Foreign currency translation impact (a)	(18.2)	10.4	(38.0)	8.1	34.6	37.7	80.4
Revenues, constant currency adjusted	$ 1,392.6	$ 1,441.7	$ 5,453.4	$ 1,401.5	$ 1,459.7	$ 1,459.3	$ 4,320.5
Prior year revenues, as reported (GAAP)	$ 1,329.6	$ 1,357.0	$ 5,192.7	$ 1,283.0	$ 1,366.3	$ 1,410.8	$ 4,060.1
Pro forma prior year revenues, TGBP adjusted (b)	N/A	N/A	N/A	$ 1,338.0	$ 1,426.0	$ 1,474.8	$ 4,238.8
Revenue change, as reported (GAAP)	6 %	5 %	6 %	9 %	4 %	1 %	4 %
Revenue change, constant currency adjusted	5 %	6 %	5 %	9 %	7 %	3 %	6 %
Pro forma revenue change, TGBP adjusted	N/A	N/A	N/A	4 %	0 %	(4)%	0 %
Pro forma revenue change, TGBP and constant currency adjusted (a)	N/A	N/A	N/A	5 %	2 %	(1)%	2 %
Operating income, as reported (GAAP)	$ 363.0	$ 358.4	$ 1,385.0	$ 332.5	$ 345.9	$ 365.6	$ 1,044.0
Reversal of restructuring and related expenses (c)	13.9	-	46.8	N/A	N/A	N/A	N/A
Reversal of TGBP integration expense (d)	N/A	4.8	4.8	6.4	14.5	10.3	31.2
Operating income, excl. restructuring and TGBP integration expense	$ 376.9	$ 363.2	$ 1,436.6	$ 338.9	$ 360.4	$ 375.9	$ 1,075.2
Operating income margin, as reported (GAAP)	25.7 %	25.0 %	25.2 %	23.9 %	24.3 %	25.7 %	24.6 %
Operating income margin, excl. restructuring	26.7 %	25.0 %	26.1 %	23.9 %	24.3 %	25.7 %	24.6 %
Operating income margin, excl. restructuring and TGBP integration expense	N/A	25.4 %	26.2 %	24.3 %	25.3 %	26.4 %	25.4 %
Operating income, as reported (GAAP)	$ 363.0	$ 358.4	$ 1,385.0	$ 332.5	$ 345.9	$ 365.6	$ 1,044.0
Reversal of depreciation and amortization (e)	45.9	55.4	192.6	63.9	59.0	61.2	184.1
EBITDA (e)	$ 408.9	$ 413.8	$ 1,577.6	$ 396.4	$ 404.9	$ 426.8	$ 1,228.1
Reversal of restructuring and related expenses (c)	13.9	-	45.5	N/A	N/A	N/A	N/A
Reversal of TGBP integration expense excluding trademark amortization (d)	N/A	4.8	4.8	6.4	13.0	9.5	28.9
EBITDA, excl. restructuring and TGBP integration expense	$ 422.8	$ 418.6	$ 1,627.9	$ 402.8	$ 417.9	$ 436.3	$ 1,257.0
EBITDA margin	29.0 %	28.9 %	28.7%	28.4 %	28.4 %	30.0 %	29.0 %
EBITDA margin, excl. restructuring and TGBP integration expense	30.0 %	29.2 %	29.6%	28.9 %	29.3 %	30.7 %	29.6 %
Net income, as reported (GAAP)	$ 239.7	$ 452.3	$ 1,165.4	$ 247.3	$ 271.2	$ 269.5	$ 788.0
Reversal of restructuring and related expenses, net of income tax benefit (c)	9.7	-	32.0	N/A	N/A	N/A	N/A
Net income, restructuring adjusted	$ 249.4	$ 452.3	$ 1,197.4	$ 247.3	$ 271.2	$ 269.5	$ 788.0
Reversal of IRS Agreement tax provision benefit (f)	N/A	(204.7)	(204.7)	N/A	N/A	N/A	N/A
Net income, restructuring and IRS Agreement adjusted	$ 249.4	$ 247.6	$ 992.7	$ 247.3	$ 271.2	$ 269.5	$ 788.0
Reversal of TGBP integration expense, net of income tax benefit (d)	N/A	3.1	3.1	4.3	10.2	6.9	21.4
Net income, restructuring, IRS Agreement and TGBP integration expense adjusted	$ 249.4	$ 250.7	$ 995.8	$ 251.6	$ 281.4	$ 276.4	$ 809.4
Diluted earnings per share ("EPS"), as reported (GAAP) ($ - dollars)	$ 0.38	$ 0.73	$ 1.84	$ 0.40	$ 0.44	$ 0.45	$ 1.29
Impact from restructuring and related expenses, net of income tax benefit (c) ($ - dollars)	0.02	-	0.05	N/A	N/A	N/A	N/A
Diluted EPS, restructuring adjusted ($ - dollars)	$ 0.40	$ 0.73	$ 1.89	$ 0.40	$ 0.44	$ 0.45	$ 1.29
Impact from IRS Agreement tax provision benefit (f) ($ - dollars)	N/A	(0.33)	(0.32)	N/A	N/A	N/A	N/A
Diluted EPS, restructuring and IRS Agreement adjusted ($ - dollars)	$ 0.40	$ 0.40	$ 1.57	$ 0.40	$ 0.44	$ 0.45	$ 1.29
Impact from TGBP integration expense, net of income tax benefit (d) ($ - dollars)	N/A	-	-	-	0.02	0.01	0.03
Diluted EPS, restructuring, IRS Agreement and TGBP integration expense adjusted ($ - dollars)	$ 0.40	$ 0.40	$ 1.57	$ 0.40	$ 0.46	$ 0.46	$ 1.32
Diluted weighted-average shares outstanding	627.1	621.7	634.2	621.9	613.1	604.2	613.1

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Reconciliation of Non-GAAP Measures

	3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
Consumer-to-Consumer Segment							
Revenues, as reported (GAAP)	$ 1,193.3	$ 1,181.9	$ 4,608.4	$ 1,124.6	$ 1,155.0	$ 1,151.5	$ 3,431.1
Foreign currency translation impact (a)	(17.9)	8.0	(39.1)	5.2	30.1	32.8	68.1
Revenues, constant currency adjusted	$ 1,175.4	$ 1,189.9	$ 4,569.3	$ 1,129.8	$ 1,185.1	$ 1,184.3	$ 3,499.2
Prior year revenues, as reported (GAAP)	$ 1,128.3	$ 1,151.8	$ 4,383.4	$ 1,078.1	$ 1,155.1	$ 1,193.3	$ 3,426.5
Revenue change, as reported (GAAP)	6 %	3 %	5 %	4 %	0 %	(4)%	0 %
Revenue change, constant currency adjusted	4 %	3 %	4 %	5 %	3 %	(1)%	2 %
Principal per transaction, as reported ($ - dollars)	$ 366	$ 349	$ 360	$ 346	$ 344	$ 342	$ 344
Foreign currency translation impact (a) ($ - dollars)	(11)	2	(6)	3	11	12	9
Principal per transaction, constant currency adjusted ($ - dollars)	$ 355	$ 351	$ 354	$ 349	$ 355	$ 354	$ 353
Prior year principal per transaction, as reported ($ - dollars)	$ 355	$ 356	$ 355	$ 360	$ 365	$ 366	$ 364
Principal per transaction change, as reported	3 %	(2)%	1 %	(4)%	(6)%	(6)%	(5)%
Principal per transaction change, constant currency adjusted	0 %	(1)%	0 %	(3)%	(3)%	(3)%	(3)%
Cross-border principal, as reported ($ - billions)	$ 19.0	$ 18.5	$ 73.2	$ 17.5	$ 18.2	$ 17.6	$ 53.3
Foreign currency translation impact (a) ($ - billions)	(0.6)	0.2	(1.2)	0.2	0.6	0.7	1.5
Cross-border principal, constant currency adjusted ($ - billions)	$ 18.4	$ 18.7	$ 72.0	$ 17.7	$ 18.8	$ 18.3	$ 54.8
Prior year cross-border principal, as reported ($ - billions)	$ 17.6	$ 18.1	$ 68.6	$ 17.1	$ 18.6	$ 19.0	$ 54.7
Cross-border principal change, as reported	8 %	2 %	7 %	2 %	(2)%	(7)%	(3)%
Cross-border principal change, constant currency adjusted	5 %	3 %	5 %	3 %	1 %	(4)%	0 %
Consumer-to-Business Segment							
Revenues, as reported (GAAP)	$ 155.3	$ 153.9	$ 615.9	$ 155.1	$ 149.4	$ 147.3	$ 451.8
Foreign currency translation impact (a)	1.5	2.5	6.4	2.9	3.5	4.2	10.6
Revenues, constant currency adjusted	$ 156.8	$ 156.4	$ 622.3	$ 158.0	$ 152.9	$ 151.5	$ 462.4
Prior year revenues, as reported (GAAP)	N/A	N/A	$ 610.7	$ 153.2	$ 153.5	$ 155.3	$ 462.0
Revenue change, as reported (GAAP)	2 %	2 %	1 %	1 %	(3)%	(5)%	(2)%
Revenue change, constant currency adjusted	3 %	3 %	2 %	3 %	0 %	(2)%	0 %
Business Solutions Segment							
Revenues, as reported (GAAP)	$ 33.6	$ 68.2	$ 161.1	$ 86.9	$ 92.5	$ 95.4	$ 274.8
Foreign currency translation impact (a)	(2.1)	(0.1)	(5.7)	(0.1)	0.9	0.6	1.4
Revenues, constant currency adjusted	$ 31.5	$ 68.1	$ 155.4	$ 86.8	$ 93.4	$ 96.0	$ 276.2
Prior year revenues, as reported (GAAP)	N/A	N/A	$ 106.7	$ 27.9	$ 31.4	$ 33.6	$ 92.9
Pro forma prior year revenues, TGBP adjusted (b)	N/A	N/A	N/A	$ 82.9	$ 91.1	$ 97.6	$ 271.6
Revenue change, as reported (GAAP)	31 %	**	**	**	**	**	**
Revenue change, constant currency adjusted	22 %	**	**	**	**	**	**
Pro forma revenue change, TGBP adjusted	N/A	N/A	N/A	5 %	2 %	(2)%	1 %
Pro forma revenue change, TGBP and constant currency adjusted (a)	N/A	N/A	N/A	4 %	4 %	0 %	3 %
Operating income, as reported (GAAP)	$ (1.6)	$ (1.9)	$ (9.6)	$ (14.8)	$ (14.5)	$ (7.5)	$ (36.8)
Reversal of depreciation and amortization (e)	4.7	13.1	26.8	15.2	15.4	17.4	48.0
EBITDA (e)	$ 3.1	$ 11.2	$ 17.2	$ 0.4	$ 0.9	$ 9.9	$ 11.2
Reversal of TGBP integration expense excluding trademark amortization (d)	N/A	4.8	4.8	6.4	13.0	9.5	28.9
EBITDA, excl. TGBP integration expense	$ 3.1	$ 16.0	$ 22.0	$ 6.8	$ 13.9	$ 19.4	$ 40.1
EBITDA margin	9.2%	16.4%	10.7%	0.5%	1.0%	10.4%	4.1%
EBITDA margin, excl. TGBP integration expense	9.2%	23.5%	13.7%	7.8%	15.0%	20.3%	14.6%

** Calculation of growth percentage is not meaningful due to the impact of the TGBP acquisition in November 2011.

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Reconciliation of Non-GAAP Measures 27 2012 Outlook Metrics Revenue change (GAAP) 2% 3 % Foreign currency translation impact (g) 2% 2 % Revenue change, constant currency adjusted 4% 5 % Operating income margin (GAAP) 23.5 % TGBP integration expense impact (d) 1.0 % Operating income margin, TGBP integration expense adjusted 24.5 % Operating income margin (GAAP) 23.5 % Depreciation and amortization impact (e) 4.5 % TGBP integration expense impact (d) 1.0 % EBITDA margin, TGBP integration expense adjusted 29.0 % EPS guidance (GAAP) ($ - dollars) 1.60$ 1.63$ TGBP integration expense impact, net of tax benefit (d) ($ - dollars) 0.05 0.05 EPS guidance, TGBP integration expense adjusted ($ - dollars) 1.65$ 1.68$ Operating cash flow (GAAP) ($ - billions) 1.1$ Payments on IRS Agreement (f) ($ - billions) 0.1 Operating cash flow, IRS Agreement adjusted ($ - billions) 1.2$ Range Range

Footnote explanations 28 Non-GAAP related notes: (a) (b) (c) (d) (e) (f) (g) Represents the estimated impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any estimated benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Represents the impact from the tax benefit in December 2011 due to the agreement with the IRS resolving substantially all issues related to the restructuring of our international operations in 2003 of $204.7 million. The Company made tax payments of $92.4 million through the third quarter of 2012 and expects to make the majority of the remaining tax payments of approximately $100 million in 2013. TGBP integration expense consists primarily of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition. Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. In pro forma calculations, also includes the currency impact of $(1.6) million and $(2.9) million for the three and nine months ended September 30, 2012 associated with the acquisition of Travelex Global Business Payments ("TGBP"). Represents the pro forma incremental impact of TGBP on Consolidated and Business Solutions segment revenues. Pro forma revenues presents the results of operations of the Company and its Business Solutions segment as they may have appeared had the acquisition of TGBP occurred as of January 1, 2011. The pro forma information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the acquisition actually occurred on the date indicated. The results of operations for TGBP have been included in Consolidated and Business Solutions segment revenues from November 7, 2011, the date of acquisition. Restructuring and related expenses consist of direct and incremental expenses including the impact from fluctuations in exchange rates associated with restructuring and related activities, consisting of severance, outplacement and other related benefits; facility closure and migration of the Company's IT infrastructure; and other expenses related to the relocation of various operations to new or existing Company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs and the acceleration of depreciation and amortization. Restructuring and related expenses were not allocated to the segments. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses.